UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 25, 2012

VCA ANTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12401 West Olympic Boulevard
Los Angeles, California 90064-1022
(Address of Principal Executive Offices, Zip Code)

(310) 571-6500
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into Material Definitive Agreement

On January 25, 2012, we amended our senior credit facility pursuant to that certain First Amendment to Amended and Restated Credit & Guaranty Agreement by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc. as guarantors, and Wells Fargo as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender.  In this report we refer to the First Amendment to Credit & Guaranty Agreement as the First Amendment.

The First Amendment amends that certain Amended and Restated Credit and Guaranty Agreement, dated as of August 16, 2011 by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc. as guarantors, the lenders party thereto from time to time, Wells Fargo, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and U.S. Bank National Association and Union Bank, N.A., as Co-Documentation Agents. In this report we refer to the Amended and Restated Credit and Guaranty Agreement as the Credit Agreement.

The First Amendment replenishes the aggregate amount of New Term Loan Commitments available under the Credit Agreement to a maximum of $100,000,000 after giving effect to the recent funding of $50,000,000 of New Term Loan Commitments on January 24, 2012 as permitted under the Credit Agreement.

A copy of the First Amendment is attached to this Form 8-K as Exhibit 10.1.

Item 9.01: Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

10.1
First Amendment to Amended and Restated Credit & Guaranty Agreement dated January 25, 2012, by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc. as guarantors, and Wells Fargo as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender.  In this report we refer to the First Amendment to Credit & Guaranty Agreement as the First Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 27, 2012                                                                VCA Antach, Inc.

 /s/ Tomas W. Fuller
 By:    Tomas W. Fuller
 Its:     Chief Financial Officer

EXHIBIT INDEX

Exhibits

10.1
First Amendment to Amended and Restated Credit & Guaranty Agreement dated January 25, 2012, by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc. as guarantors, and Wells Fargo as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender.  In this report we refer to the First Amendment to Credit & Guaranty Agreement as the First Amendment.

4